UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2026

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	New York Stock Exchange and NYSE Texas
Depositary Shares, each representing a 1/20 interest in a share of 8.50% Series A Mandatory Convertible Preferred Stock	WHR-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Contract

Common Stock Offering

On February 24, 2026, Whirlpool Corporation (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as the representatives (the “Representatives”) of the several underwriters named therein (the “Common Stock Underwriters”), relating to the upsized offering by the Company of 6,884,057 shares of common stock, par value $1.00 per share (the “Common Stock”) (such offering, the “Common Stock Offering”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-293648), and a preliminary prospectus supplement and prospectus supplement related to the Common Stock Offering, each as previously filed with the Securities and Exchange Commission (the “Commission”). On February 24, 2026, the Company filed a pricing term sheet with the Commission relating to the Common Stock Offering. Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters a 30-day option to purchase up to an additional 1,014,493 shares of Common Stock. On February 25, 2026, the Common Stock Underwriters exercised this option in full. On February 27, 2026, the Company closed the Common Stock Offering. For a description of the terms and conditions of the Common Stock Underwriting Agreement, please refer to the Common Stock Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto.

Kirkland & Ellis LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated February 27, 2026, regarding certain legal matters with respect to the Common Stock Offering. A copy of this opinion is filed as Exhibit 5.1 hereto.

Depositary Shares Offering

On February 24, 2026, the Company entered into an underwriting agreement (the “Depositary Shares Underwriting Agreement”) with the Representatives, as the representatives of the several underwriters named therein (the “Depositary Shares Underwriters”) and Scotia Capital (USA) Inc., as the qualified independent underwriter, relating to the upsized offering by the Company of 10,500,000 depositary shares (the “Depositary Shares”), each representing a 1/20th interest in a share of 8.50% Series A Mandatory Convertible Preferred Stock, liquidation preference $1,000.00 per share, par value $1.00 per share (the “Preferred Stock” and such offering, the “Depositary Shares Offering”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-293648), and a preliminary prospectus supplement and prospectus supplement related to the Depositary Shares Offering, each as previously filed with the Commission. On February 24, 2026, the Company filed a pricing term sheet with the Commission relating to the Depositary Shares Offering. Pursuant to the Depositary Shares Underwriting Agreement, the Company granted the Depositary Shares Underwriters a 30-day option to purchase up to an additional 1,000,000 Depositary Shares, solely to cover over-allotments. On February 25, 2026, the Depositary Shares Underwriters exercised this option in full. On February 27, 2026, the Company closed the Depositary Shares Offering. For a description of the terms and conditions of the Depositary Shares Underwriting Agreement, please refer to the Depositary Shares Underwriting Agreement, a copy of which is filed as Exhibit 1.2 hereto.

Kirkland & Ellis LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated February 27, 2026, regarding certain legal matters with respect to the Depositary Shares Offering. A copy of this opinion is filed as Exhibit 5.2 hereto.

In connection with the Depositary Shares Offering, the Company filed a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, including a form of certificate for the Preferred Stock (the “Form of Certificate”), to establish the preferences, limitations, and relative rights of the Preferred Stock. The Certificate of Designations became effective upon filing.

Also in connection with the Depositary Shares Offering, the Company entered into a deposit agreement (the “Deposit Agreement”), dated February 27, 2026, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary (the “Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”), a form of which is included therein (the “Form of Depositary Receipt”). The Deposit Agreement provides for the deposit of shares of the Preferred Stock from time to time with the Depositary and for the issuance of Depositary Receipts evidencing Depositary Shares in respect of the deposited Preferred Stock.

The foregoing descriptions of the terms of the Common Stock Underwriting Agreement, Depositary Shares Underwriting Agreement, Certificate of Designations, Form of Certificate, Deposit Agreement and Form of Depositary Receipt do not purport to be complete and are qualified in their entirety by reference to the full text of each of the foregoing, which are filed with this report as Exhibits 1.1, 1.2, 3.1, 4.1, 4.2 and 4.3, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On February 27, 2026, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Preferred Stock. The Certificate of Designations became effective upon filing.

Subject to certain exceptions, so long as any share of Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on the Common Stock or any other shares of junior stock, and no Common Stock or other junior stock or parity stock will be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Preferred Stock.

Holders of the Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of the Deposit Agreement. The Preferred Stock will accumulate dividends (which may be paid in cash or, subject to certain limitations, in shares of Common Stock or in any combination of cash and Common Stock) at a rate per annum equal to 8.50% on the liquidation preference thereof, which is $1,000 per share, payable when, as and if declared by the Company’s board of directors (or an authorized committee thereof), on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2026 and ending on, and including, February 15, 2029. Unless earlier converted, each outstanding share of Preferred Stock will automatically convert for settlement on or about February 15, 2029, into between 12.3340 and 14.4920 shares of Common Stock (and, correspondingly, each Depositary Share will automatically convert into between 0.6167 and 0.7246 shares of Common Stock), subject to customary anti-dilution adjustments, determined based on the volume-weighted average price of the Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day prior to February 15, 2029. Other than during a fundamental change conversion period (as defined in the Certificate of Designations), at any time prior to the mandatory conversion settlement date, a holder of 20 Depositary Shares may cause the Depositary to convert one share of Preferred Stock, on such holder’s behalf, into a number of shares of Common Stock equal to the minimum conversion rate of 12.3340, subject to certain anti-dilution and other adjustments.

In addition, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Preferred Stock, plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets available for distribution to the Company’s shareholders, after satisfaction of liabilities to the Company’s creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock, including the Common Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.03.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press releases related to the announcements set forth under Item 1.01 is furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated February 24, 2026, among Whirlpool Corporation and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. as representatives of the several underwriters named therein, with respect to the Common Stock Offering.

1.2	Underwriting Agreement, dated February 24, 2026, among Whirlpool Corporation and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and Citigroup Global Markets Inc. as representatives of the several underwriters named therein, and Scotia Capital (USA) Inc., as the qualified independent underwriter, with respect to the Depositary Shares Offering.

3.1	Certificate of Designations, filed with the Secretary of State of the State of Delaware and effective February 27, 2026.

4.1	Form of Certificate for the 8.50% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).

4.2	Deposit Agreement, dated as of February 27, 2026, among Whirlpool Corporation, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary, and the holders from time to time of the depositary receipts described therein.

4.3	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP with respect to the Common Stock Offering.

5.2	Opinion of Kirkland & Ellis LLP with respect to the Depositary Shares Offering.

23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

23.2	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.2).

99.1	Press Release issued by Whirlpool Corporation dated February 23, 2026.

99.2	Press Release issued by Whirlpool Corporation dated February 24, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

February 27, 2026	By:	/s/ Roxanne L. Warner
Name: Roxanne L. Warner
Title: Executive Vice President and Chief Financial Officer